Exhibit 24(b)(8.98)
THIRD AMENDMENT
TO SELLING AND SERVICES AGREEMENT

This Third Amendment to Selling and Services Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”, “We” or “Us”), ING Life
Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ILIAC”),
ING Institutional Plan Services, LLP (“ING Institutional”) and ING Financial Advisers, LLC
(formerly Aetna Investment Services, Inc.) (“ING Financial”) (collectively “ING”, “You” or “Your”)
collectively (the “Parties”).

WHEREAS, the Parties entered into a Selling and Services Agreement dated February 1, 2001, as amended December 31, 2004 and August 5, 2009 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. The Agreement is amended by the alteration of Schedule A as follows:

(a) References to the following funds:

Fund Name	CUSIP	Symbol
Legg Mason Classic Valuation Fund Class A	52465K500	LMCAX
Legg Mason Classic Valuation Fund Institutional Class	52465K401	LMCIX

Shall be deleted and replaced by:

Fund Name	CUSIP	Symbol
Legg Mason ClearBridge Investors Value Fund Class A	52470J100	SINAX
Legg Mason ClearBridge Investors Value Fund Class I	52470J407	SAIFX

(b) References to the following funds:

Fund Name	CUSIP	Symbol
Legg Mason U.S. Small Capitalization Value Trust Fund Class A	524926201	LMZAX
Legg Mason U.S. Small Capitalization Value Trust Fund Class C	52465Q507	LMSVX
Legg Mason U.S. Small Capitalization Value Trust Institutional Class	52465Q606	LUSIX

Shall be deleted and replaced by:

Fund Name	CUSIP	Symbol
Legg Mason ClearBridge Small Capitalization Value Fund Class A	52469G513	SBVAX
Legg Mason ClearBridge Small Capitalization Value Fund Class C	52469G489	SBVLX
Legg Mason ClearBridge Small Capitalization Value Fund Class I	52469G471	SMCYX

(c) References to the following funds:

Fund Name			CUSIP	Symbol
Legg Mason ClearBridge Convertible Fund Class A			52469H586	SCRAX
Legg Mason ClearBridge Convertible Fund Class C			52469H560	SMCLX
Legg Mason ClearBridge Convertible Fund Class I			52469H552	SCVYX

Fund Name			CUSIP	Symbol
Legg Mason ClearBridge Equity Income Builder Fund Class A			52469H248	LMOAX
Legg Mason ClearBridge Equity Income Builder Fund Class C			52469H230	LMOCX
Legg Mason ClearBridge Equity Income Builder Fund Class I			52469H198	LMIOX
Legg Mason ClearBridge Equity Income Builder Fund Class R			52469H214	LMROX

Fund Name			CUSIP	Symbol
Legg Mason ClearBridge Capital & Income Fund Class A			52469H636	SOPAX
Legg Mason ClearBridge Capital & Income Fund Class C			52469H610	SBPLX
Legg Mason ClearBridge Capital & Income Fund Class I			52469H594	SOPYX
Legg Mason ClearBridge Capital & Income Fund Class R			52469H271	LMMRX

Shall be deleted and replaced by:

Fund Name			CUSIP	Symbol
Legg Mason ClearBridge Equity Income Builder Fund Class A			52469H636	SOPAX
Legg Mason ClearBridge Equity Income Builder Fund Class C			52469H610	SBPLX
Legg Mason ClearBridge Equity Income Builder Fund Class I			52469H594	SOPYX
Legg Mason ClearBridge Equity Income Builder Fund Class R			52469H271	LMMRX

2. This Amendment shall be effective December 4, 2009 subject to shareholder vote.

3. Notices.

Notices required by this Agreement should be sent as follows:

You:	c/o	ING
	Attn:	Michael Pignatella, Counsel
Phone: 860-580-2831
	Fax:	860-580-4844

Distributor:	c/o Legg Mason
100 Stamford Place, 5th Floor
Stamford, CT 06902
	Attn:	Business Development
	Fax:	877-563-3019

4. Other Terms.

Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this
Amendment.

Legg Mason Investor Services, LLC		ING Life Insurance and Annuity Company

By:	/s/ Kimberly Mustin	By:	/s/ Lisa S. Gilarde
Name:	Kimberly Mustin	Name:	Lisa S. Gilarde
Title:	Managing Director	Title: Vice President
Date:	2/25/10	Date	2/2/10

ING Institutional Plan Services, LLC

		By:	/s/ Michelle Sheiowitz Attorney in Fact
		Name:	Michelle Sheiowitz, Attorney in Fact
Title: Vice President
		Date:	2/3/2010

ING Financial Advisers, LLC

		By:	/s/ David Kelsey
		Name:	David Kelsey
Title: COO/VP
		Date:	2/2/2010

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